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                                                                     EXHIBIT 8.1





                                August 10, 1995





Ohio Edison Company
76 South Main Street
Akron, Ohio  44308

Ohio Edison Financing Trust
c/o Ohio Edison Company
76 South Main Street
Akron, Ohio  44308


                             Re:     Ohio Edison Financing Trust
                                     ___% Trust Preferred Capital Securities


Ladies and Gentlemen:

                             As counsel to Ohio Edison Company (the "Company")
and Ohio Edison Financing Trust (the "Issuer"), we have assisted in the preparation of the prospectus (the "Prospectus") that forms a part of the registration statement on Form S-3 (File No. 33-_________) under the Securities Act of 1933 (the "Act"), as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), covering the issuance of up to $115,000,000 aggregate liquidation amount of ___% Trust Preferred Capital Securities, Series A, by the Issuer, and the issuance of up to $118,556,702 aggregate principal amount of ___% Junior Subordinated Debentures, Series A, Due 2025, by the Company to the Issuer. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Prospectus.

                             We have examined and relied upon the Registration
Statement and, in each case as filed as an exhibit to the Registration Statement, (i) the form of Amended and Restated Trust Agreement among the Company, as Depositor, and the several trustees named therein, (ii) the form of Indenture between the Company and The Bank of New York, as Trustee, and (iii) the form of Guarantee Agreement between the Company, as Guarantor, and The Bank of New York, as Trustee.





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                             Based on the foregoing and on our consideration of
such other information as we have deemed necessary and appropriate, we hereby confirm, subject to the qualifications contained therein, our opinion as set forth in the Prospectus under the caption "United States Taxation."

                             We hereby consent to the filing of this opinion as
an exhibit to the Registration Statement and to the reference to our firm under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act.


                                                Very truly yours,


                                                Winthrop, Stimson, Putnam &
                                                          Roberts